EXHIBIT 21
                          COMPAQ COMPUTER CORPORATION
                                 SUBSIDIARIES


                                                    Jurisdiction
Name                                                     of
                                                    incorporation

Compaq Computer Australia Pty. Ltd.                  Australia
Compaq Computer Gesmbh                               Austria
Compaq Computer N.V./S.A.                            Belgium
Compaq Computer Brasil - Industria e Comercio LTDA   Brazil
Compaq Canada Incorporated/Incorporee
 (dba Compaq Canada, Inc.)                           Canada
Compaq Computer Technologies (China) Ltd.            China
Compaq Computer de Colombia S.A.                     Colombia
Compaq Computer, spol.sr.o.                          Czech Republic
Compaq Latin America Corporation                     Delaware
Compaq Computer International Corporation            Delaware
Compaq International Procurement Corporation         Delaware
NetWorth, Inc.                                       Delaware
Compaq Computer A/S                                  Denmark
Compaq Computer Oy                                   Finland
Compaq Computer S.A.R.L.                             France
Compaq Computer GmbH                                 Germany
Compaq Computer EMEA GmbH                            Germany
Compaq Computer Hong Kong Limited                    Hong Kong
Compaq Computer KFT                                  Hungary
Compaq Computer S.p.A.                               Italy
Compaq Kabushiki Kaisha                              Japan
Compaq Computer Korea Limited                        Korea
Compaq Computer (Malaysia) SDN.BHD.                  Malaysia
Compaq Computer de Mexico, S.A. de C.V.              Mexico
Compaq Computer B.V.                                 Netherlands
Compaq Computer New Zealand Limited                  New Zealand
Compaq Computer Norway A.S.                          Norway
Compaq Computer, Sp.zo.o                             Poland
Compaq Computer Portugal, Lda                        Portugal
Compaq Computer Asia Pte. Ltd.                       Singapore
Compaq Asia Pte. Limited                             Singapore
Compaq Computer Asia/Pacific Pte. Ltd.               Singapore
Compaq Computer (Proprietary) Limited                South Africa
Compaq Computer S.A.                                 Spain
Compaq Computer AB                                   Sweden
Compaq Computer AG                                   Switzerland
Compaq-Austin, Inc.                                  Texas
Compaq Computer (Thailand) Ltd.                      Thailand
Compaq Computer Taiwan Limited                       Taiwan
Compaq Computer FZE                                  United Arab Emirates
Compaq Computer Manufacturing Limited                United Kingdom
Compaq Computer Limited                              United Kingdom
Compaq Computer de Venezuela, S.A.                   Venezuela